EXHIBIT 10.5


                               AMENDMENT AGREEMENT
                              --------------------

                 This Amendment Agreement is made effective March 24,2002 by and between Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 ("AECOM") and Molecular Geriatrics Corp., a corporation organized and existing under the laws of the State of Delaware, having an office and place of business at 50 Lakeview Partway, Suite 111, Vernon Hills, Illinois 60061 ("Licensee").


                                    STATEMENT
                                   -----------

                 AECOM and Licensee are parties to a License and Collaborative Research Agreement dated February 1,1994 ("the 1994 Agreement") and a License and Collaborative Research Agreement effective July 1,1993, as amended, ("the 1993 Agreement"). The parties wish to make changes to both the 1993 Agreement and the 1994 Agreement.

                 NOW, THEREFORE, in consideration of the mutual covenants contained in the 1993 Agreement, the 1994 Agreement and in this Amendment Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Paragraph 3.02 of the 1994 Agreement and Paragraph 4.02 of the 1993 Agreement are hereby deleted.

          2. Paragraph 8.06 of the 1994 Agreement and Paragraphs 8.05 and 8.06 of the 1993 Agreement are hereby deleted.

          3. Licensee shall make the following non-refundable annual license maintenance payments to AECOM on the dates indicated below. Such payments shall be creditable against actual royalties due under paragraphs 8.01 and
     8.02 of the 1993 and 1994 Agreements for only the calendar year indicated for each payment.

YEAR        DATE                AMOUNT             DATE                AMOUNT
-----------------------------------------------------------------------------
2003    Jan. 1.2003        $87,500.00    July 1.2003          $87,500.00
2004    Jan. 1,2004        $87,500.00    July 1.2004          $87,500.00
2005    Jan. 1,2005        $1 12,500,00  July 1,2005          $112,500.00
2006    Jan. 1,2006        $137,500.00   July 1,2006          $137,500.00
2007    Jan. 1.2007        $162,500.00   July 1,2007          $152,500.00
2008 and each year thereafter, a payment of $175,000.00 is due on January 1 of the year and a payment of $175,000.00 is due on July 1 of the year.


                 4. Licensee's failure to make any of the payments required by paragraph 3 above, after notice of such failure and an opportunity to cure, shall be the equivalent of a termination of the 1994 Agreement by Licensee pursuant to paragraph 12.02 thereof and a termination of the 1993 Agreement by Licensee pursuant to paragraph 13.03 thereof.

                 5. In paragraph 8.07 of the 1993 Agreement, the reference to paragraphs 8.05 and 8.08 is hereby deleted. In paragraph 8.07 of the 1994 Agreement, the reference to paragraph 8.06 is hereby deleted.

                 6. Upon execution of this Amendment Agreement by all parties, Licensee shall transfer to AECOM 1,666,667 shares of Licensee's common stock, representing $500,000 at $0.30 per share.

                 7. AECOM acknowledges receipt of $37,734.25 from Licensee as of March 15,2002 representing the amount past due to AECOM for research in Dr. Peter Davies' laboratories at AECOM as of August 1,2001.

                 8. Within six (6) months of the Effective Date of this Amendment Agreement, Licensee shall provide evidence to AECOM that Licensee has obtained financing of at least US$2.5 Million Dollars. Licensee's failure to timely provide such evidence, after notice of such failure and an opportunity to cure, shall be the equivalent of a termination of the 1994 Agreement by Licensee pursuant to paragraph 12.02 thereof and a termination of the 1993 Agreement by Licensee pursuant to paragraph 13.03 thereof.

                  9. Licensee agrees to make the following payments to AECOM to support research in Dr. Peter Davies' laboratories at AECOM within thirty (30) days of receipt of the $2.5 Million in financing referred to in paragraph 8 above or on the date indicated below:

                 a) $37,734.25 representing the amount past due to AECOM for such research as of November 1,2001;

                 b) $37,734.25 representing the amount past due to AECOM for such research as of February 1,2002;

                 c) $37,734.25 representing the amount due to AECOM for such research as of August 1,2002 (to be paid on the later of thirty (30) days of receipt of the $2.5 Million in financing or August 1,2002);

                 d) $37,734.25 representing the amount due to AECOM for such research as of November 1,2002 (to be paid on November 1,2002).

                 e) $150,000.00 in calendar year 2003 and $150,000.00 in each calendar year thereafter during the term of the 1993 Agreement and the 1994 Agreement, inclusive of overhead and to be paid quarterly (i.e. on the 1st of February, May, August and November) during each such calendar year.

                  10. Licensee's failure to make any of the payments required by paragraph 9 above shall constitute a material breach of both the 1993 Agreement and the 1994 Agreement.

                  11. The applicable provisions of this Amendment Agreement shall be deemed to be incorporated into the 1993 Agreement and 1994 Agreement in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendments, all other provisions of the 1993 Agreement and 1994 Agreement shall remain in full force and effect

                 IN WITNESS WHEREOF, the parties hereto have entered into and executed this Amendment Agreement on the date first above written.



ALBERT EINSTEIN COLLEGE                     MOLECULAR GERIATRICS
OF MEDICINE OF YESHIVA                      CORPORATION
UNIVERSITY


       /s/ Emanuel Genn                         /s/ Bruce N. Barron
BY:  ______________________                 BY: _____________________
        Emanuel Genn                              Bruce N. Barron
NAME:  ____________________                 NAME: ___________________
         Associate Dean                             Chairman, CEO
TITLE: ____________________                 TITLE: __________________



AGREED TO AND ACCEPTED BY:

/s/ Peter Davies                                    3/20/02
___________________________                 DATE: ______________
DR. PETER DAVIES